UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 21, 2016

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2016, SM Energy Company, a Delaware corporation (the “Company”) completed its previously announced acquisition from QStar LLC, a Delaware limited liability company (“QStar”), of all of QStar’s interests in certain oil and gas assets located in Howard and Martin Counties, Texas (the “Midland Assets”) pursuant to the Purchase and Sale Agreement, dated as of October 17, 2016 (the “QStar Purchase Agreement”). On December 21, 2016, the Company also completed its previously announced acquisition from RRP-QStar, LLC (“RRP”), whereby RRP agreed to sell its interests in the Midland Assets pursuant to the Ratification and Joinder Agreement, dated as of October 17, 2016 (the “Joinder Agreement”), on the same terms and conditions that were set forth in the QStar Purchase Agreement, except as modified by the Joinder Agreement.

Under the QStar Purchase Agreement and the Joinder Agreement, the Company purchased QStar’s and RRP’s interests in the Midland Assets for $1.1 billion in cash consideration, and the issuance of 13,385,949 shares of the Company’s common stock, par value $0.01 per share.  The Company applied a deposit of $60.0 million against the purchase price for the QStar Transaction at the closing, and applied a deposit of $20.0 million against the purchase price for the RRP Transaction at the closing. Other than the acquisition of the Midland Assets, there is no material relationship between the Company and QStar or RRP.

Item 7.01    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Current Report on Form 8-K, the following information, including Exhibit 99.1, is deemed “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 21, 2016, the Company issued a press release announcing the closing of the acquisition of the Midland Assets.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of the Company dated December 21, 2016, entitled “SM Energy Announces Closing Of QStar Acquisition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	December 22, 2016	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary